Exhibit 99.2

Liberator, Inc.

A Brand Leader in the Emerging Sexual Health and Wellness Industry

Atlanta, GA-based Liberator, Inc. (OTCQB: LUVU) (OCTBB: LUVU) (“Liberator”) is a dynamic growth company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand. Liberator enhances intimacy by inspiring romantic imagination through its patented line of products commonly referred to as sexual positioning shapes and sex furniture. The company’s main line of products, Liberator Bedroom Adventure Gear®, consists of positioning props that elevate and support the sexual repertoire. This makes the act of love more enjoyable and exciting for individuals of all shapes and sizes, regardless of their physical prowess or abilities.

Liberator has not only created an innovative product, it has created an entirely new product category as its brand moniker. Liberator gear fuses functional design with the highest quality materials, and in turn, can transform an ordinary bedroom into a sensual and erotic environment. The products employ angles, elevations, curves, textures and motion to help people, including those with back injuries and other medical conditions, find comfortable ways to connect. Not to be confused with sex toys, Liberator is as easy to adjust to as a simple pillow but can inspire any couple to broaden their lovemaking frequency and experience new heights of performance only limited by their imagination.

Liberator has been at the forefront of the sexual health and wellness movement from the onset. As a matter of fact, many companies, such as Walgreens and drugstore.com, started with Liberator to open up and introduce the category of sexual wellness on their websites. Knowing the importance of branding, the company has spent approximately $9 million dollars building awareness of the brand while driving traffic to www.Liberator.com and creating customer demand through hundreds of retailers including www.soap.com and www.vitaminshoppe.com.

Liberator has also successfully aligned the brand with the entertainment industry and appeared in movies like Meet the Fockers and Burn after Reading, television shows like The Real Housewives of Atlanta and Dr. Oz. plus numerous other media events. The company continuously broadens its marketing reach through advertising and press efforts on radio and television. The internet, social media, trade events, product placement and even a book deal (soon to be released in the spring) are all actively managed to further exposure to its diverse customer base.

Since the company’s first product was shipped in 2002, Liberator has grown into a company of over 100 people that create, develop, manufacture, market and promote Liberator products that allow couples to have a fuller sexual experience for themselves and each other. Founder Louis Friedman, who believes in a holistic approach to mutual intimacy, understood that variety is crucial in a monogamous relationship, along with the exploration and sharing of new sexual ideas and perspectives.

As a brand manufacturer, Liberator is also a direct-to-consumer retailer and a distributor to the wholesale trade. Liberator develops its innovative products in a 140,000-square-foot facility in Atlanta, GA. Liberator uses a state-of-the-art conveyor-based sewing system that enables it to produce sewn products at the lowest possible cost in the United States. As a vertically integrated business model, product development and marketing are in-house, allowing the company to create new products with reduced lead times virtually on the fly. This is a strategic advantage that results in lower development costs and faster sales execution to established adult and sexual wellness channels, where the Liberator® brand is often asked for by name.

Using its proven distribution and branding model, Liberator is also the exclusive USA distributor and marketing partner for other innovative brands including Tenga (from Japan) and Booty Parlor that complement its marketing efforts. These product groups are sold through the same wholesale and direct-to-consumer channels as branded Liberator products. They too are leaders and innovators in the sexual health and wellness movement in the areas of male health and sensual beauty and cosmetics.

In the past few years, retailers, e-tailers, mail order catalogers and mass merchants have started to add (and add on) sexual assistive products to their offering. Fueled by this changing outlook on sexuality and actively promoted by brands like Liberator, KY and Trojan, many highly recognized online retailers are joining the movement. For instance, when performing a Google search for the term “sexual wellness,” the top three results include: Amazon.com, Walgreens.com, and Overstock.com. Liberator believes that the sexual wellness category is in the early stages of consumer awareness and that its explosive growth will continue to gain consumer acceptance. According to research firm Mintel, sales in the sexual wellness category rose 31% from 2007 to 2009.1[1]

Integrating its products into mainstream tastes has been a major driver for the company’s growth. Through the tireless efforts of its CEO, who understood the vital role sexual wellbeing plays in overall health, Liberator convinced several early adopters such as Men`s Health, Rolling Stone, Playboy, Cosmopolitan, Popular Science, Forbes magazine and dozens more to carry their advertisements. For years this created a unique franchise for Liberator to reach mainstream markets as conventional toy producers were simply not allowed to advertise.

As one of the leading brands in the rapidly expanding sexual health and wellness space, Liberator is uniquely positioned to benefit from the explosive trends that have been transforming the movement into a mainstream phenomenon. Utilizing its sought after brand and distribution expertise, combined with a highly successful management team, Liberator plans to substantially increase its sales through diverse and changing mainstream distribution channels and, ultimately, create long term value for its shareholders.

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[1] Finke, Ed, “Feminine Options,” plbuyerstore.com, Oct 11, 2011.

As Liberator has gained popularity, a growing number of brand name retailers have been adding a dedicated Liberator exhibition concept to their merchandising space. Currently the company has over 1,000 retail outlets and e-tailers plus six international Liberator licensees.

Sales for fiscal 2011 exceeded $12 million for its OneUp Innovations, Inc. subsidiary, and the company expects to improve upon this figure as it solidifies its reputation as a leader in the sexual health and wellness revolution and implements a series of strategic growth initiatives in 2012 and beyond.

Management

Louis S. Friedman – Founder, President, CEO and Chairman of the Board

Mr. Friedman founded the company in 2002 and now serves as President, Chief Executive Officer, and Director. Before starting Liberator, Mr. Friedman ran his family office investing in hedge funds, venture capital and private equity for start-up companies from 1990 to 2000. Earlier in his career, Mr. Friedman was Executive Vice President of Chemtronics, Inc., until its sale to Morgan Crucible in 1990.

Ronald P. Scott – CFO, Secretary and Director

Mr. Scott joined the company as a part-time consultant in July, 2006 and as a full-time consultant in October, 2007, serving as its Chief Financial Officer. From 2004 to 2009, Mr. Scott was president of Impact Business Solutions, LLC, a consulting business that provides financial management services. From 1990 to 2003, Mr. Scott was Executive Vice President, CFO and a member of the Board of Directors for Cyanotech Corporation, a NASDAQ-listed natural products company. Mr. Scott holds a B.S. in Finance and Management from San Jose State University, and an M.B.A. with a concentration in Accounting from Santa Clara University.

Market Drivers

•	Sexual wellness is a growing worldwide movement with a core belief that sexual health and sensual pleasure are essential to a well-lived life.
•	Many of the major retailers, pharmacies and on-line retailers have begun to embrace this movement, especially over the last two to three years.
•	Consumer demand for sexual health and wellness products is growing rapidly around the world.
•	A Google search of the term “sexual wellness” returns over 9 million entries, with the first three being Amazon.com, Walgreens.com, and Overstock.com.
•	The sexual health and wellness category is in the early stages and Liberator believes that it will continue to grow and gain consumer acceptance to become a major trend.
•	Sales in the sexual wellness category rose 31% from 2007 to 2009, according to research firm Mintel.

Corporate Drivers

•	Since 2002, Liberator has been a leading force in the rapidly expanding sexual health and wellness space, having sold over $60 million of branded Liberator products.
•	Approximately $9 million has been spent building brand awareness.
•	Liberator occupies 140,000 square feet in a vertically integrated manufacturing facility on eight acres in a suburb of Atlanta, Georgia.
•	Liberator has implemented a state-of-the-art conveyor-based sewing system to manufacture sewn products at the lowest possible cost in the US.
•	1,000 domestic resellers, 400 internet marketing affiliates, and several dozen independent sales consultants.
•	Liberator advertises in mainstream magazines and its products have appeared in Meet the Fockers, Burn after Reading, The Real Housewives of Atlanta and more.

Vital Statistics as of January 3, 2012

SHARE PRICE
$0.14

52 WEEK RANGE
$0.08 - $0.23

SHARES OUTSTANDING (approximate)
91.9 million

MARKET CAP (approximate)
$13 million

Company Contact:

Ronald Scott

Chief Financial Officer

770-246-6426

Ron.Scott@Liberator.com

Financial Communications:

Trilogy Capital Partners

Darren Minton, President

800-592-6067

info@trilogy-capital.com

Cautionary Statement: Except for historical information contained herein, the statements in this investor fact sheet are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this investor fact sheet include statements regarding the payment of dividends, marketing and distribution plans, development activities and anticipated operating results. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the company's ability to accomplish its business initiatives, significant fluctuations in marketing expenses and ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of its products and services, as well as the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in the company's filings with the United States Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.